U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2006

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

1.               Rule 10b5-1 Plans.

The policies of Photonic Products Group, Inc. (PPGI, the “Company”) regarding securities trades by PPGI personnel permit sales of PPGI securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1 (a “Rule 10b5-1 Plan). SEC Rule 10b5-1 allows corporate executives to establish pre-arranged plans to purchase or sell a specified number of shares of Company stock in accordance with a plan schedule. Accordingly, these plans permit executives to change their investment portfolio gradually. This minimizes the market effects of stock purchases or sales by spreading them out over a more extended period of time rather than carrying out such transactions during limited trading windows following quarterly earnings announcements. It also avoids concerns about initiating stock trading transactions while the executive may be aware of material non-public information. Once a plan is established, the executive does not retain or exercise any discretion over purchases or sales of stock under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material non-public information that the executive might receive.

2.               Mr. Lehrfeld Rule 10b5-1 Plan.

Daniel Lehrfeld, President and Chief Executive Officer of PPGI has advised the Company that he plans to adopt a Rule 10b5-1 Plan which will come into effect on or about April 17, 2006. This plan provides for periodic sales of shares on the open market subject to certain volume limits and minimum price requirements. No trading will be undertaken until the day following the day it comes into effect, at the earliest. Under this plan, Mr. Lehrfeld directs a broker unaffiliated with PPGI to sell, subject to certain conditions, up to 144,000 shares of PPGI stock held by him over the period that would commence on the effective date of the plan and end no later than December 31, 2006, with a maximum of 72,000 shares to be sold in any three month period. If all shares under this plan were sold, Mr. Lehrfeld’s remaining holdings, when considering both stock and options, would still be approximately 85% of his current holdings, reflecting his significant continuing investment in the Company and its future. Under this plan, Mr. Lehrfeld will have no control over the timing of any sales of PPGI stock. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

3.               By filing this report the Company does not undertake any obligation to report the establishment of future 10b5-1 plans by Mr. Lehrfeld or other officers, executives, or directors of the Company or to report modifications, terminations, transactions or activities under such plans.

Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its expanding portfolio of distinctly branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics’ business specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology sectors of the Photonics Industry, as well as the U.S. Government. Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Any statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “will”, “plan”, “targeting” or similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the Company’s products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to implement its growth strategies or to integrate its new operations, inability to realize synergies from its acquisitions, inability to raise capital, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward looking statements are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:                    April 17, 2006

By:	/s/ William S. Miraglia
(William S. Miraglia)
Chief Financial Officer